As filed with the Securities and Exchange Commission on October 27, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GATOS SILVER, INC.†

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1040 (Primary Standard Industrial Classification Code Number)	27-2654848 (I.R.S. Employer Identification Number)

8400 E. Crescent Parkway, Suite 600

Greenwood Village, CO 80111

(303) 784-5350

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Stephen Orr

Chief Executive Officer and Director

Sunshine Silver Mining & Refining Corporation

8400 E. Crescent Parkway, Suite 600

Greenwood Village, CO 80111

(303) 784-5350

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Richard D. Truesdell, Jr. Derek Dostal Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Michael J. Zeidel Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-249224

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	3,082,000	$7.00	$21,574,000	$2,354

(1)     The shares of common stock being registered in this Registration Statement are in addition to the 21,562,500 shares of common stock registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-249224). Includes shares of common stock that the underwriters have the option to purchase pursuant to their over-allotment option.

(2)     Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(3)     The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with a proposed maximum aggregate offering price not to exceed  $194,062,500 on the Registration Statement on Form S-1, as amended (File No. 333-249224), which was declared effective by the Securities and Exchange Commission on October 27, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $21,574,000 are hereby registered, which includes shares of common stock that the underwriters have the option to purchase pursuant to their over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

†                                          Immediately prior to the completion of the offering to which this Registration Statement relates, we intend to undertake a reorganization and to change our name from Sunshine Silver Mining & Refining Corporation to Gatos Silver, Inc.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed by Sunshine Silver Mining & Refining Corporation (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional number of shares of the Company’s common stock, par value $0.001 per share. The Company hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-249224), as amended (including the exhibits thereto), declared effective on October 27, 2020 by the U.S. Securities and Exchange Commission (the “Commission”).

The Company hereby certifies that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on October 28, 2020), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than October 28, 2020.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of KPMG LLP—Sunshine Silver Mining & Refining Corporation

23.2	Consent of KPMG LLP—Los Gatos Joint Venture

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

23.4†	Consent of Tetra Tech, Inc.

23.5†	Consent of Guillermo Dante Ramírez-Rodríguez

23.6†	Consent of Leonel López

23.7†	Consent of Kira Lyn Johnson

23.8†	Consent of Keith Thompson

23.9†	Consent of Kenneth E. Smith

23.10†	Consent of Luis Quirindongo

23.11†	Consent of Max Johnson

24.1†

Power of Attorney (included on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-249224) filed with the Securities and Exchange Commission on October 1, 2020 and incorporated by reference herein)

†                                         Previously filed as exhihits to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-249224) filed with the Securities and Exchange Commission on October 1, 2020 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 27, 2020.

SUNSHINE SILVER MINING & REFINING CORPORATION

By:	/s/ STEPHEN ORR
	Name:	Stephen Orr
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ STEPHEN ORR	Chief Executive Officer and Director	October 27, 2020
	Stephen Orr	(principal executive officer)

	/s/ ROGER JOHNSON	Chief Financial Officer (principal	October 27, 2020
	Roger Johnson	financial officer and principal accounting officer)

	*	Chair of the Board of Directors	October 27, 2020
Janice Stairs

	*	Director	October 27, 2020
Ali Erfan

	*	Director	October 27, 2020
Igor Gonzales

	*	Director	October 27, 2020
Karl Hanneman

	*	Director	October 27, 2020
Igor Levental

	*	Director	October 27, 2020
David Peat

*By:	/s/ ROGER JOHNSON
Roger Johnson
Attorney-in-Fact